As filed with the SEC on January 25, 2000 SEC Registration No. 333-87111

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 3
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HOJO HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                             Delaware 7373 11-3504866
       (State or other jurisdiction) (Primary Standard Industrial (IRS Employer
                                                 Code) Identification

                               21 Blackheath Road
                           Lido Beach, New York 11561
                                 (516)-670-0564
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                                  Joel Arberman
                          444 Bedford Street, Suite 8s
                           Stamford, Connecticut 06901
                                 (203) 602-9994
           (Name, address, and telephone number of agent for service)

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after
                   this    Registration     Statement    becomes
                                   effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [--]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

1

                         CALCULATION OF REGISTRATION FEE

Title of class of     Proposed maximum          Amount of
Securities to be      aggregate offering   Registration Fee
registered            price  (1)

Common Stock,
Par value $0.001
per share                   $625,000     $173.75


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

2

                  SUBJECT TO COMPLETION, DATED January 25, 2000

                            Hojo Holdings, Inc.
             Maximum of  12,500,000  shares of our common stock.
                   The purchase price for our shares is $0.05
                   Total proceeds if maximum issued: $625,000

We will offer the shares ourselves and do not plan to use underwriters or pay any commissions.

THIS IS A RISKY INVESTMENT. WE HAVE DESCRIBED THESE RISKS UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6.

                     per share       underwriting discounts    total
                                         and commissions       to Hojo

per share                $0.05              none               $0.05
total maximum          625,000              none               $625,000

The proceeds to be received by Hojo are amounts before deducting expenses of the offering, estimated to be $30,000.


Neither the Securities and Exchange Commission nor any state securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.


              The date of this prospectus is January 25, 2000


3

                                TABLE OF CONTENTS

SUMMARY......................................................................5


RISK FACTORS.................................................................6


USE OF PROCEEDS.............................................................11


DETERMINATION OF OFFERING PRICE.............................................12


DILUTION....................................................................13


SELLING SECURITY HOLDERS....................................................14


PLAN OF DISTRIBUTION........................................................16


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................17


LEGAL PROCEEDINGS...........................................................17


LEGAL MATTERS...............................................................17


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................17


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............19


DESCRIPTION OF SECURITIES...................................................19


SHARES ELIGIBLE FOR FUTURE SALE.............................................20


RELATED PARTY TRANSACTIONS..................................................22


BUSINESS....................................................................22


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................30


YEAR 2000 READINESS DISCLOSURE..............................................31


FINANCIAL STATEMENTS........................................................f1


4

                                     SUMMARY

      Hojo was incorporated in January 1999 and began implementing phases of its business plan in October 1999. We are an Internet professional services firm specializing in high-end web site development. Our principal executive offices are located 21 Blackheath Road, Lido Beach, New York 11561. Our telephone number at that location is (516) 670-0564. Our web site can be located at http://www.hojoholdings.com.

Common stock  offered  for sale.    Up to a maximum of 12,500,000 shares

Price to the public.                $0.05 per share in cash. However,  as many
                                    as 6,250,000 shares, also valued at $0.05 per share, may be issued forservices at the fair market value of the services rendered.

Number of shares outstanding
before the offering.                2,500,000 shares

Number of shares to be
outstanding after the
offering.                           maximum of 15,000,000 shares

Terms                               of  the  offering.   This  is  a  no
                                    minimum  offering.  Accordingly,  as
                                    shares  are  sold,  we will  use the
                                    money raised for our activities. The
                                    offering   will  remain  open  until
                                    January 25,  2001,  unless we decide
                                    to cease  selling  efforts  prior to
                                    this date.

Use of proceeds.                    We intend to use the net proceeds of this
                                    offering primarily for:
                                    ->  development  of our web  site,
                                    ->  recruiting independent  contractors,
                                    -> sales and  marketing efforts, and
                                    -> general corporate purposes.

Plan of  distribution.              This is a  direct public offering,  with no
                                    commitment by anyone to purchase any shares.
                                    Our shares  will be offered and sold
                                    by our principal executive officer.


5

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

    Our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we do not raise additional capital then you may lose your entire investment.

Hojo is in the development stage and has generated no revenues to date.

     We were incorporated in January, 1999, and are, therefore, in our development stage with a limited operating history. We have not generated any revenues. We have experienced losses and an accumulated deficit of approximately $10,000 through December 31, 1999. Hojo had only $20 in cash as of December 31, 1999. You should consider Hojo and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. You should not invest in this offering unless you can afford to lose your entire investment.

We anticipate future losses and might not become profitable.

    We anticipate that we will incur losses for the foreseeable future. Our operating expenses are expected to increase significantly in connection with our proposed activities. We will incur expenses in developing our web site, building a network of independent web site developers, computer programmers and sales agents and to establish our brand name. We cannot be sure that we can achieve sufficient revenues in relation to our anticipated expenses to become profitable. If we do become profitable, we cannot be sure that we can maintain or increase our profitability.

Our success depends on the services of Mrs. Arberman.

     Mrs. Arberman originated the plan for Hojo, and we continue to be dependent on her efforts to oversee the development of the web site and to secure independent web site developers, computer programmers, sales and marketing agents and clients. If we lose her services and can not find a suitable replacement we may have to cease operations. We do not have insurance covering the life of Mrs. Arberman.

We have limited experience in attracting and retaining third parties.

    Our operating results will depend to a large extent on attracting and retaining independent web site developers, computer programmers and sales and marketing agents. To date, we have no agreements with any web site developers, computer programmers or sales and marketing agents. We have very limited capabilities and experience in these areas. In the future, we could be dependent for a substantial portion of our sales and technical development on one or a very small number of independent agents. In that event, the loss of one or more significant independent agents could have a material adverse effect on our business and financial condition.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

    No underwriter has been retained by us to sell these securities. This offering is being conducted as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our officer will be selling shares herself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially effected, and you may lose all or substantially all of your investment.

                                 USE OF PROCEEDS

    Assuming we are able to sell all of the shares we are offering, we expect to net approximately $282,500, after deducting the estimated expenses of the offering of approximately $30,000 and assuming that half of the shares offered are issued for services.

    The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. Specifically, the first entry is for the relatively fixed costs associated with conducting this offering and so are not likely to change. The next entry is for our web site development, with the remaining entries presented in their order of importance to us and our success.

     In general, the more shares we are able so sell, the more we will be able to quickly retain sales agents, engage additional web site developers and computer programmers and generally grow our business. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our officer who will not receive any commissions.

     There is no minimum amount that must be sold in this offering and there is no minimum or maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and investors may lose their entire investment.

Application of                        1,000,000             6,250,000
Net Proceeds                          shares sold          shares sold

Offering Costs                        $  30,000            $   30,000
Corporate web site                       10,000                20,000
Sales and marketing                      10,000                60,000
Working capital                              0                202,500


  Total                               $  50,000            $  312,500

    Our management will have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

      In the event we receive the maximum cash proceeds and services of $312,500, we believe that these net proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these maximum proceeds are raised. As set forth in the above table, if we receive net proceeds in amounts less than the maximum proceeds, this twelve-month time frame will probably be diminished and our business plans will have to be decreased. None of the offering proceeds we receive will be used to make loans to officers, directors and/or affiliates. In addition, none of the offering proceeds will be used to acquire other companies or businesses.

      Our president has never been paid any salary from Hojo. Although she has not been paid, our president has agreed to continue to work for us until the offering is closed or abandoned. Our president will be entitled to begin to receive an annual salary of $24,000 only when we have issued $200,000 worth of our shares. We believe that this level of funding will allow us to generate revenues that will allow our officers' salary to be paid out of our operating profits. Our officer understands that if these amounts of gross proceeds or net operating profits are never generated, she has little chance of ever being paid for her services to us.

    In September, 1999, we secured a $12,500 credit line from Joel Arberman, the husband of our president, to pay our expenses while this offering is completed. The agreement by which we borrowed these funds and may borrow in the future provide that at our sole discretion, we have the right to convert the amounts due to him into our common stock on the basis of one share of common stock for each $0.05 of debt converted. In the alternative, we may take part of the proceeds of the offering to pay these debts.

    Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected size of our client base, growth of our network of independent agents and revenues. We assumed that our proposed services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate or new activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

      If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

                         DETERMINATION OF OFFERING PRICE

    There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

   Purchasers of the shares will experience immediate and substantial dilution in the value of their shares after purchase. The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

   At December 31, 1999, we had a net tangible book value of $0 or $0.00 per share. After giving effect to the cash sale of the maximum of 6,250,000 shares and the receipt of $312,500 in cash, less offering expenses estimated at $30,000, our adjusted net tangible book value at December 31, 1999 would have been approximately $275,000 or $.01 per share. This represents an immediate increase in net tangible book value of $.01 per common share if we are able to complete the maximum offering to the existing shareholders. Completing the maximum offering would result in an immediate dilution of $.04 per common share to persons purchasing shares in this offering.

The following table explains the dilution of this offering, based upon various levels of sales achieved:

                           December 31,     1,000,000                  6,250,000
                              1999         shares sold               shares sold

Public offering
price per share                n/a            $0.05                      $0.05

Net tangible
book value
per share of
common stock
before the offering            $0              n/a                        n/a


Pro forma
net tangible
book value per
share of common
stock after the
offering                       n/a            $0.01                      $0.01


Increase to
net tangible
book value per
share attributable
to purchase of
common stock by
new investors                  n/a             $0.01                      $0.01

Dilution to
new investor                   n/a             $0.04                      $0.04

                                                                   9

                              PLAN OF DISTRIBUTION

General

     We are offering up to a maximum of 12,500,00 shares at a price of $0.05 per share to be sold by our executive officer and director. If we sell the shares through our president and director, no compensation will be paid with respect to those sales. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

    The offering will remain open until January 25, 2001, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our officer, existing stockholders and affiliates may purchase shares in this offering. There is no limit to the number of shares they may purchase.

No escrow of proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Shares issued for services

      As many as 6,250,000 shares may be issued for services. Any shares that are issued for services will be valued at $0.05 per share, which is the amount we could have received if we sold the shares instead of issuing it for services.

      We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, computer programming, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.

                     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page *. Therefore, you should not place undue reliance upon these forward-looking statements.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                LEGAL PROCEEDINGS

We are not a party to or aware of any threatened litigation of a material nature.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Hoge, Evans, Holmes, Carter & Ledbetter PLLC, Dallas TX.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our director and executive officer, who will serve in the same capacity with us upon completion of the offering. Our executive officer was elected to her position in 1999.

Name                    Age     Title

Holli Arberman          25    president and director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Holli C. Arberman. Mrs. Arberman has served as the president, secretary, treasurer and a director of Hojo since January 1999. Since January 1999 Mrs. Arberman has also served as the president, secretary, treasurer and a director of three other companies which where incorporated by Mr. Arberman on January 6, 1999; HB Holdings, Inc., JAHB Holdings Inc. and HBJA Holdings Inc. None of these companies currently conduct any business and none currently intends to make any acquisitions. In addition, since May 1999 Mrs. Arberman has served as president of Want.md, a web site focused on offering Internet domain name registrations to medical professionals. From October 1998 until December 1999, Mrs. Arberman has worked as an independent occupational therapist contractor for various contracting agencies. From October 1997 until October 1998, Mrs. Arberman served as an occupational therapist at United Presbyterian Residence Care Corp, a skilled nursing facility. From September 1995 to October 1997, she earned a M.A degree in Occupational Therapy from Touro College. Mrs. Arberman is a registered and licensed Occupational Therapist, is NBCOT Certified and holds a license in New York and Connecticut.

Mrs. Arberman does not have any experience in overseeing web site development; securing web site developers, computer programmers, sales and marketing agents; or in obtaining clients.

   Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 1999, by our executive officer whose salary and bonus for the period exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal      Compensation - 1999
Position                      Salary   ($) Bonus   ($)Number of shares
                            ---------- ---------   Underlying Options (#)

Holli Arberman, president     None       None      None

Mrs. Arberman is currently employed by Hojo Holdings, Inc. at an annual salary of $24,000 per annum according to a two year written employment agreement signed on August 31, 1999. Mrs. Arberman is not accruing or entitled to any compensation and will not be paid until Hojo raises at least $200,000 from this offering. Her employment agreement provides for reimbursement of business related expenses, four weeks of vacation per calendar year, medical and disability benefits, additional benefits as offered by Hojo and bonus entitlement. Until there is an independent board member, Mrs. Arberman has verbally agreed not to receive any benefits or bonus from Hojo. The employment contract also contains standard non-compete, termination, confidentiality and other clauses.

We do not presently have a stock option plan but intend to develop an incentive-based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Conflict of Interest - Management's Fiduciary Duties

      A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. No proceeds from this offering will be loaned to any current management or director. We also will not purchase the assets of any company, which is beneficially owned by any of our officers, directors, promoters or affiliates.

    Our director and officer is or may become, in her individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Mrs. Arberman is already involved in three businesses that do not have any current business operations. She does not devote any time to those entities. There exists potential conflicts of interest including allocation of time between Hojo and her other business activities.

                                                                  11

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options. Although our officer may purchase shares in this offering, the following amounts assume that our officer does not purchase any additional shares.

Joel Arberman and Holli Arberman are husband and wife. Alfred Arberman and Rachelle Arberman are husband and wife and also parents to Joel Arberman. They disclaim all beneficial ownership of each others common shares. Roger Mclelland and Shanti Mclelland are brothers.

Beneficial ownership               shares owned          Percentage  of shares
class of common stock                                     before       after
                                                         offering     offering
Holli Arberman                        900,000             36.00%        6.00%
21 Blackheath Road
Lido Beach, New York 11561

Alfred Arberman                       200,000              8.00         1.30
18555 NE 14th Ave
Suite 611F
North Miami Beach, Fl 33179

Rachelle Arberman                     200,000              8.00         1.30
18555 NE 14th Ave
Suite 611F
North Miami Beach, Fl 33179

Anil Goel                             200,000              8.00         1.30
75-114 Broadway Ave.
Toronto, Ontario M4P1V1, Canada

Brad Jones                            200,000              8.00         1.30
80 Kilworth Park Drive
RR#3 Komoka, Ontario, N0L10, Canada

Roger Mclelland                       150,000              6.00         1.00
P.O. Box 235
Ajax Ontario, L1S3C3 Canada

Shanti Mclelland                      150,000              6.00         1.00
26 Parker Crescent
Ajax, Ontario L1S3R5 Canada

Brad Rotter                           150,000              6.00         1.00
1700 Montgomery Street
Suite 250
San Francisco, California 94111

Mr. Joel Arberman has the right to convert the money he loaned to us into a maximum of 265,000 shares. If the loan is converted into stock, Mr. Arberman would own 1.76% of the shares outstanding after the offering.

                            DESCRIPTION OF SECURITIES

Current capital structure

    As of the date of this prospectus, we have 20,000,000 shares of common stock, par value $0.001, authorized, with 2,500,000 shares outstanding held of record by 50 stockholders.

Common stock

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. When issued for the consideration outlined in this prospectus, all of the outstanding shares of common stock will be fully paid and non-assessable.

Preferred stock

    Hojo Holdings is not presently authorized to issue shares of preferred stock. However, our board of directors is empowered, without shareholder approval, to issue additional series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

     Options and Warrants. We do not presently have any options or warrants authorized. However, our board of directors may later determine to authorize options and warrants for Hojo Holdings.

    Dividend Policy. To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

    Transfer Agent and Registrar . We intend to use Florida Atlantic Stock Transfer, Inc., Tamarac, Florida as our transfer agent for the common stock.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have 15,000,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 12,500,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

   The remaining 2,500,000 of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 1,400,000 shares have become eligible for sale on January 6th, 2000, subject to the limitations of Rule 144. In addition, our executive officer and director will own 900,000 shares of the common stock, which will also become eligible for sale on January 6th, 2000, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

   Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with those requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny stock regulation

Broker- dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                                                                  13

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

   As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hojo, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

On January 6, 1999, Mrs. Arberman, our president, purchased 900,000 shares for a total consideration of $900.

Mrs. Arberman, our president, provides various equipment and a portion of her home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.



                                                                  14

Joel Arberman, the husband of our president, has provided a line of credit in the amount of $12,500 to us. Advances under the verbal agreement, earn interest at a fixed rate of 6%, are unsecured, at our sole discretion can be converted into a maximum of 250,000 common shares, at the rate of one share per $0.05 loaned and have no specific repayment terms.

At the request of Mrs. Arberman, Joel Arberman has been involved in two administrative roles; o he filed Hojo's articles of incorporation with the State of Delaware and o he is assisting us with our registration statement.

To date,  he has not had any material  role in the founding or organizing of the
business.   In  addition,  he  has  not  directly  or  indirectly  received  any consideration for services or property.

Mr. And Mrs. Arberman have no prior experience with any registered or unregistered blank-check offerings.

All  future  transactions  between  Hojo  and  its  officers,  directors  or  5%
shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

BUSINESS

General

      Hojo was incorporated in January 1999 Although Hojo is only recently organized and has few tangible assets, Hojo is not a "blank check" company. We are an Internet professional services firm specializing in high-end web site development. We intend to obtain clients through commissioned sales and marketing persons and to service our clients through a network of independent web site developers and computer programmers that we intend to build.

Our market

      Web sites provide companies with a new set of tools for improving basic business processes including communications, data transmission, marketing, transaction processing and customer service. Web sites can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently.

      Businesses are rapidly adopting the use of web sites. Companies implementing web site solutions often must rely on fundamentally new business approaches because these solutions utilize new technologies and allow companies to implement a broad scope of business process improvements. Businesses seeking to realize the benefits provided by web site solutions face a formidable series of challenges presented by the need to link business strategy with new and rapidly changing technologies and continuously updated content.

      Before creating any web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must design the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, including, electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

         Similarly,  recent  trends are  changing the  marketing  communications requirements of businesses throughout the world. Businesses must be able to develop and execute marketing strategies rapidly, because shortening product life cycles reduce lead times for marketing campaigns. Internet-related services have emerged as an integral component of marketing and communications strategy. This new media and the increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies enable companies to improve the effectiveness of communications, but pose additional challenges to businesses striving to link business strategy with rapidly changing technologies.

  To perform the multitude of Internet professional services in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and limit workforces in the information technology management and marketing areas.

      Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their web sites and the development and implementation of their marketing strategies to independent professionals. These independent professionals can leverage accumulated strategic, technical and creative talent and track developments in a field characterized by extremely short technology, process and content lifecycles.

      Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions.

  We believe that the rapidly increasing demand for Internet solutions has created a significant market opportunity for our Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, could capitalize on this opportunity to help companies build their businesses in innovative ways.

Strategy

    Our mission is to provide clients with the expertise and resources required to help build their businesses using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for those services, we are building a professional services firm with independent representatives to develop client relationships and gain an in-depth understanding of client needs. We believe that our operational model will enable us to scale rapidly by leveraging external resources as our operations expand.

Services

   We anticipate that we will begin to offer our services during the first quarter of 2000. We intend to offer a range of services to deliver Internet solutions designed to help clients build their businesses. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend deliver solutions on a fixed-price basis. If we fail to estimate accurately the resources and time required for a project or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

Early this year, we intend to offer the following services:

- Strategy consulting. To conduct a thorough study of a client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve their business processes. We would deliver our recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

- Analysis and design. We would translate the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing us, our clients would receive vendor-neutral solutions prepared by Internet-focused consultants. We would research, test and evaluate virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. Our objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

- Technology development and implementation. We would build a testable version of the client's solution based on the blueprint produced in the analysis and design phase. We would design, code, integrate and test all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. Our independent graphic designers would work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. We would then test the solution created in the development phase and ready it to be deployed into a full production system.

- Audience development. We would work with clients to develop a strategy for achieving its online marketing objectives by increasing web site traffic, strengthening brand awareness and generating sales leads. We intend to provide online media planning and purchasing services and advice regarding online public relations.

- Maintenance. We would provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. Our technical consultants could assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

                                                                  16
Web site developers and computer programmers

      We have started to identify suitable consultants to work with us but at this time we do not have any agreements with any web site developer or computer programmer. Our president will identify and try to retain initial consultants through networking and advertisements in technology related publications to assist us in fulfilling a variety of technical requirements by future clients.

      We expect that our consultants will be paid on a time and materials basis. Prior to bidding on client contracts, we will estimate the time and materials required completing the project. However, in some cases, we may agree to a negotiated fixed project. If we fail to estimate accurately the resources and time required for a project or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

Clients

     We do not currently have any paying clients and there are no arrangements or understandings to gain clients. If we cannot attract a client base, we will not be able to generate sufficient web site development revenue. Demand and market acceptance for Internet web site development is not established. We cannot be sure that the market will continue to emerge or become sustainable. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected and we may have to cease operations. Our success will depend in great part on our ability to successfully implement our marketing and sales program and create sufficient levels of demand for our services.

     We intend to market our services primarily to small and medium-sized companies, which we define as those with over 10 but less than 500 employees. These companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic to complex and highly functional web sites, reasonable budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. We tailor our professional services to meet the specific needs of these clients.

     For Internet solutions, clients would typically begin by establishing a basic web site and then implement increasingly powerful business solutions. Our strategy is to provide clients with services at all stages of their adoption of Internet solutions. We will target clients whose Internet technology and marketing communications consulting needs will result in projects that will generate $25,000 to $250,000 in revenues. However, in the early stages of our business, we may need to accept smaller size contracts in order to build a portfolio of references.

     Our future consulting engagements may involve projects that are critical to the operations of our clients' businesses. If we do not perform to our clients' expectations, we face potential liability. Any failure or inability to meet a client's expectations in the performance of our services could injure Hojo's business reputation or result in a claim for substantial damages. Our projects may involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against us for failing to protect confidential information or failing to complete a project properly and on time could hurt us.

Marketing

     We anticipate that we will begin to identify and market to clients during the first quarter of this year. We intend to sell our services through independent sales and marketing agents. Our president will identify and try to retain initial marketing consultants through networking and advertisements in sales and marketing related publications to assist us in fulfilling a variety of sales and marketing requirements we have.

Independent agents would typically target our sales efforts at senior executives within a buying organization. When a prospective client is interested in working with us, we will analyze which portions of its development we can support. Throughout this analysis, we work with the prospective client to negotiate terms of a service agreement. Clients are expected to enter into short-term agreements with us. Our goal through this process is to demonstrate our capability to provide savings, and to obtain a longer-term service agreement with the client.

  Our marketing efforts will be dedicated to demonstrating the benefits of Internet solutions, and the effectiveness of our organization in providing solutions, to key decision makers in client organizations. Our marketing efforts will be focused on general communications and on obtaining referrals from our existing clients. We may participate in trade conferences and industry forums, and advertise in business publications. We intend to increase our advertising and marketing expenditures in an effort to become better known in our target markets. These expenditures will cover the addition of sales, marketing and business development agents, increased advertising, increased media relations, increased presence at trade conferences, and continuing improvements to our web site.

   Our marketing budget depends on a number of factors, including our results of operations and ability to raise additional capital. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next 12-month period will increase significantly.

Strategic relationships

      We do not have any strategic relationships at this time. We intend to enter into strategic relationships with a limited number of leading Internet hardware, software and content companies. We believe that these relationships, which will typically be non-exclusive, enable us to deliver clients more effective solutions with greater efficiency because the strategic relationships provide us with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

Operations

    We have very limited operations. Our president currently spends a minimum of 40 hours per week working for us. Our operations are in Lido Beach, New York. We are currently borrowing all of our telecommunications and Internet equipment from our president. Our systems include one Dell computer containing web site development, marketing and accounting software.

      We currently do not have any redundant systems that would handle our system functions in the event of a system failure, nor do we have an off-site backup of our information. In the event of a catastrophic loss at our Lido Beach facility resulting in damage to, or destruction of, our computer, telecommunications and Internet systems, we would have a material interruption in our business operations.

Competition

    The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our larger competitors include other Internet professional service firms including; Zefer, Usweb, Razorfish and Rare Medium. Some of these competitors offer a full range of Internet professional services and several others have announced their intention to do so.

   There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering the Internet professional services market. We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

  We believe that the principal competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of many of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.


Regulation of our business

    We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

    Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

    The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

      Violations of local laws may be alleged or charged by state or foreign governments and we may unintentionally violate local laws and local laws may be modified, or new laws enacted, in the future. Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Employees

  As of the date of this prospectus, we have one full time employee.

  From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties

    We have our corporate headquarters in Lido Beach, New York. Substantially all of our operating activities are conducted from 200 square feet of office space provided by our president at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal proceedings

   We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of operations

      Hojo began implementing phases of its business plan in October 1999. We began by purchasing and installing office equipment, a computer and web site development software. We purchased the domain name www.hojoholdings.com and have designed, developed and launched our first commercial web site.

     Our web site utilizes leading-edge technology to present a variety of information that we believe will be of interest to future customers. We provide several categories of information, including:
o   our services - information about the services we offer
o   rates - a section for potential customers to obtain quotes from us
o why a website - an explanation of why we believe web sites are required business tools
o   about us - a description and background of us
o employment - an explanation of the types of independent contractors we are seeking
o   news - current information about us
o   contact us - our address, phone/fax number and email address
o samples - we show a variety of web pages and web sites that we have developed

     We believe that the most important portion of our web site is the section that displays a variety of samples that we created. The samples demonstrate a variety of web site design and development skills that we possess and can offer future clients. For example, our web development samples include:
o an animation introducing  a new  software  product
o an  animated  splash  page  utilized  to introduce a new web site
o a home page created  utilizing  the latest  animation software
o a web site containing a variety of photographs

    As a result of the initial samples, we have been able to identify several individuals and entities that were interested in us to modify their web site and in some cases to host their web sites. In return for not charging them for our nominal services, each has agreed to serve as a reference for us, which we believe will help us in getting paying customers.

   Based upon our samples and our references, we have had several early-stage discussions with individuals that are considering hiring us to develop their web sites. The discussions are ongoing, have not led to any contract as of the date of this date and we can not assure you that they will lead to any revenues.

     Since early January 2000, we began to identify web site developers that could assist us with complex web site development that may be required by future clients. Based upon our recent conversations with qualified individuals, we are comfortable that we can secure appropriate web site developers as needed and in an economical manner, to satisfy a wide variety of possible requirements from future clients. To date, we have not contracted any web site developers. We plan to continue to identify suitable web site developers so that we have a wide range to select from we need them.

   Beginning in the second quarter of 2000, we plan to identify independent contractors that can assist us in obtaining web site development contracts. We believe that these individuals would be compensated on a commission basis, which would be calculated from the total revenues we receive as a result of their efforts.

Revenues

      We do not generate any revenues yet. We intend to generate revenue by offering a range of services to deliver Internet solutions designed to help clients build their businesses. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend to deliver solutions on a fixed-price basis.

Cost of revenues

    As we grow, our operating expenses will increase in connection with building and maintaining our network of independent web site developers and programmers, sales and marketing agents, web site development, and general and administrative needed to support our growth.

    Web site developer and programmer expenses consist primarily of compensation for independent consultants that provide us with technical services. We expect to significantly increase our web site developer and programmer expenses in absolute dollars as we secure new clients.

    Sales and marketing expenses consist primarily of compensation for sales and marketing agents, travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. We expect to continue to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force.

    General and administrative expenses consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will continue to increase in absolute dollars in future periods as we continue to add staff and infrastructure to support our expected domestic and international business growth and bear the increased expense associated with being a public company.

    We anticipate that we will incur net losses for the foreseeable future. The extent of these losses will be contingent, in part, on the amount of net revenue generated from clients. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

Limited operating history

      Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

      Our fiscal year ends December 31.

Results of operations

      For the period January 5, 1999 to December 31, 1999, we did not generate any operating revenues and incurred a cumulative net loss of approximately $10,000. Our operating expenses consist of organizational costs including accounting, incorporation and state fees as well as the purchase of office supplies and communications expenses.

      The results of operations for the period January 5, 1999 to December 31, 1999 are not necessarily indicative of the results for any future interim period. We expect to expand our business and client base, which will require us to increase the number of technical, sales and marketing agents and to develop our web site and purchase equipment, which will result in increasing expenses.


                                                                  20
Liquidity and capital resources

         Since inception, our financing has been provided to us through a credit line of $12,500 from Joel Arberman, the husband of our president. Advances under the verbal agreement earn interest at a fixed rate of 6%, are unsecured, can be converted, at our sole discretion, into one common share for each $0.05 loaned and have no specific repayment terns. As of December 31, 1999, we borrowed approximately $10,000 and have a remaining credit line of approximately $2,500.

      Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. During the period January 5, 1999 to December 31, 1999 we used cash of approximately $12,500 for operating and investing activities, which have been primarily funded by approximately $10,000 in borrowings and $2,500 in proceeds from the sale of stock.
At December 31, 1999 we had $20 in cash.

      We expect to make expenditures of at least $50,000 during the twelve months following the closing of this offering. These expenditures will be used to continue web site development, recruiting independent contractors, begin sales and marketing and for general working capital.

      We  have  an  accumulated   deficit  and  negative   working  capital  and
accordingly, our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations.

   If we are successful in selling at least 1,000,000 of the shares offered, the $50,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering. If independent contractors accept stock for their services then we might be able to reduce our cash requirements. As many as half of the 12,500,000 shares offered may be issued for services. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment.

      As a result of our limited operating history, we have limited meaningful historical financial data upon which to base planned operating expenses. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue. We expect that these expense levels will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast. In addition, there can be no assurance that we will be able to accurately predict our net revenue, particularly in light of the intense competition for Internet professional services, our limited operating history and the uncertainty as to the broad acceptance of the web and Internet. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition

Material agreements

        To date, we have not entered into any arrangements with independent agents to provide technology development, sales or marketing.

    In August 1999, we entered into a two-year employment agreement with Holli Arberman, our president. Mrs. Arberman will be compensated at the rate of $24,000 per year. However, no compensation shall be paid until we raise gross investment proceeds exceeding $200,000.




21

YEAR 2000 READINESS DISCLOSURE

      We are not currently aware of any Year 2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that third-party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by those entities to be Year 2000 compliant could result in a systematic failure beyond our control, including prolonged internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.

WHERE YOU CAN FIND MORE INFORMATION?

    We have not been subject to the reporting requirements of the Securities Exchange Act of 1934, prior to completion of this offering. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the world wide web at http://www.sec.gov.

   You can also call, write or email us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

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Independent Auditors' Report                                                F-2

Financial Statements as of and for the period January 5, 1999
  (date of incorporation) to December 31, 1999:

    Balance Sheet                                                           F-3

    Statement of Operations                                                 F-4

    Statement of Stockholders' Deficit                                      F-5

    Statement of Cash Flows                                                 F-6

    Notes to Financial Statements                                           F-7




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INDEPENDENT AUDITORS' REPORT

To the Director of Hojo Holdings, Inc.:

We have audited the accompanying balance sheet of Hojo Holdings, Inc. (the "Company"), a development stage enterprise, as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the period January 5, 1999 (date of incorporation) to December 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1999, and the results of its operations and its cash flows for the period January 5, 1999 (date of incorporation) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and has an accumulated deficit, anticipates incurring net losses in the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  Kingery Crouse & Hohl P.A.

January 24, 2000
Tampa FL


                                       F-2

                              Hojo Holdings, Inc..
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 1999

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ASSETS

Cash and cash equivalents                                 $           20
Computer equipment (less accumulated
  depreciation of $0.00)                                           2,197
                                                          ---------------

TOTAL                                                     $        2,217
                                                          ===============

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES - Due to affiliate                            $       10,003
                                                          ---------------

STOCKHOLDERS' DEFICIT:
    Common stock - $.001 par value - 20,000,000
        shares authorized; 2,500,000 shares issued
        and outstanding                                            2,500
    Deficit accumulated during the development stage             (10,286)
                                                          ---------------

         Total stockholders' deficit                              (7,786)
                                                          ---------------

TOTAL                                                     $        2,217
                                                          ===============
------------------------------------------------------------------------------

See notes to financial statements
                                                     F-3

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
             for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

------------------------------------------------------------------------------

EXPENSES:
   Professional fees                                        $            5,848
   Office                                                                2,226
   Marketing                                                               991
   Filing fees                                                             554
   Organization costs                                                      564
   Travel and entertainment                                                103
                                                            -------------------

NET LOSS                                                    $           10,286
                                                            ===================

NET LOSS PER SHARE:
   Basic                                                    $             0.00
                                                            ===================
   Weighted average number of shares - basic                         2,500,000
                                                            ===================


------------------------------------------------------------------------------


See notes to financial statements

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------

                                                                                  Deficit
                                                                                Accumulated
                                                                                During the
                                               Common Stock                     Development
                                            Shares          Par Value              Stage              Total
                                         -------------    --------------     ------------------     -----------
Balances, January 5, 1999
  (date of incorporation)                           0     $           0      $              0      $        0

Issuance of common stock                    2,500,000             2,500                                 2,500

Net loss for the period,
  January 5, 1999 (date of
  Incorporation) to
  December 31, 1999                                                                   (10,286)        (10,286)
                                         -------------    --------------     ------------------     -----------

Balances, December 31, 1999                 2,500,000     $       2,500      $        (10,286)      $  (7,786)
                                         =============    ==============     ==================     ===========

-------------------------------------------------------------------------------

See notes to financial statements

                               Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
             for the period January 5, 1999 (date of incorporation)
                              to December 31, 1999

--------------------------------------------------------------------------------


CASH USED IN OPERATING ACTIVITIES - Net loss                      $     (10,286)
                                                                  --------------

CASH FLOWS FROM INVESTING ACTIVITIES-
    Purchase of computer equipment                                       (2,197)
                                                                  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in due to affiliate                                           10,003
   Proceeds from the issuance of common stock                              2,500
                                                                  --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 12,503
                                                                  --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     20

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 0
                                                                  --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                          $           20
                                                                  ==============


      Interest paid                                               $            0
                                                                  ==============

      Taxes paid                                                  $            0
                                                                  ==============


------------------------------------------------------------------------------

See notes to financial statements

                                       F-6

                                  Hojo Holdings, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Hojo Holdings, Inc. (the "Company") was incorporated under the laws of the state of Delaware on January 5, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, is a web site development firm that intends to build a network of independent web site developers for projects it secures from clients. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $7,800 through December 31, 1999, anticipates incurring net losses for the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note F) and the issuance of debt, however there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTIONS

On August 30, 1999, the Company executed a two year employment contract with its President, which requires annual compensation of approximately $24,000 plus certain bonuses and fringe benefits (as defined in the agreement). The agreement shall become effective upon the date on which the Company receives more than $200,000 of gross investment capital.

During the period January 5, 1999 (date of incorporation) to December 31, 1999, the Company's President provided various equipment, services and a portion of her home for office space for no consideration. The value of this equipment, services and office space are considered to be insignificant and as such no expense has been recorded.

At December 31, 1999, the Company has an informal line of credit with the President's husband. Advances under this arrangement accrue interest at a fixed rate of 6%, are unsecured and have no specified repayment terms. At the sole discretion of the Company this debt can be converted into a maximum of 250,000 common shares at the rate of one share per $0.05 advanced at the date of conversion. During the period ended December 31, 1999, the Company borrowed $12,500 under this arrangement of which $10,003 remained outstanding at December 31, 1999. Interest has not been paid or accrued as of or for the period August 5, 1999 (date of incorporation) to December 31, 1999 because of its insignificance.

NOTE D - INCOME TAXES

The Company has recognized losses for both financial and tax reporting purposes and has a net operating loss carryforward of approximately $10,000 as of December 31, 1999. As such, no deferred income taxes have been provided for in the accompanying financial statements. Also, because the Company would establish a valuation allowance for any deferred income tax asset, no deferred income tax benefit and/or asset has been recorded in the accompanying financial statements.

NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of December 31, 1999 there were approximately 200,000 dilutive shares outstanding related to the convertible debt discussed in NOTE C. These shares are considered antidilutive for purposes of the earnings per share calculation and are therefore not included in the earnings pre share calculation; accordingly diluted net loss per share and basic net loss per share are the same.

NOTE F - COMMON STOCK OFFERING

The Company intends to file a registration statement with the SEC to sell up to 12,500,000 shares of its common stock for $0.05 per share. As many as 6,250,000 of these shares may be issued in exchange for services. The offering will be on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations.



--------------------------------------------------------------------------------

*       , 1999

                               Hojo Holdings, Inc.

                        12,500,000 shares of common stock






                                   PROSPECTUS


We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in this prospectus or the affairs of our business have not changed since the date of this prospectus.

Until ______________, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The  information   required  by  this  Item  is  incorporated  by  reference  to
"indemnification" in the prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.
SEC Registration Fee                                   $173.75
Blue Sky Fees and Expenses                            6,000
Legal Fees and Expenses                              10,000
Printing and Engraving Expenses                       2,000
Accountants' Fees and Expenses                       10,000
Miscellaneous                                         1,826.25
   Total                                            $30,000

The expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

  The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On January 6, 1999, we issued 900,000 shares of common stock to Holli Arberman, president and CEO at a price of $0.001 per share, for aggregate consideration of $900. This purchase and sale were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

On January 6, 1999, we sold 1,600,000 shares of common stock to 49 investors, each of whom subscribed to purchase the shares, at a price of $0.001 per share, for aggregate consideration of $1,600. No sales commissions were paid in connection with the offering. These sales were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

All individuals that purchased shares of stock had the opportunity to ask questions and receive answers from our officer and director. In addition, they had access to review all of our corporate records and material contracts and agreements, which were very limited since we had just incorporated Hojo. Each of the investors were asked a series of questions to determine whether or not they were accredited investors, as defined by Rule 215, or if they were sophisticated investors. All persons that had sufficient knowledge and experience from which to make an informed investment decision are listed as being sophisticated.

                                                                 34

January 6, 1999
Holli Arberman                      sophisticated

January 6, 1999
    Alfred Arberman                 sophisticated
    Rachelle  Arberman              sophisticated
    Anil Goel                       sophisticated
    Brad Jones                      sophisticated
    Roger Mclelland                 sophisticated
    Shanti Mclelland                sophisticated
    Brad Rotter                     accredited
    Robert Enslein                  accredited
    Paul Milelli                    sophisticated
    Tumer Bahcheli                  accredited
    Ellis Reemer                    accredited
    Bryan Eggers                    sophisticated
    Steve Palmer                    sophisticated
    Kevin Lewis                     accredited
    Raj  Vadavia                    sophisticated
    Bob  Vukovitch                  accredited
    Jonathan  Lewis                 sophisticated
    Mark Freeman                    accredited
    Michael Levy                    accredited
    Glenn Bierman                   accredited
    Bella and Mauricio Nemes        sophisticated
    Simon and Sarah Blechner        sophisticated
    Sefany Jones                    sophisticated
    Hillary Braderman               sophisticated
    Larry Stessel                   accredited
    Isabel  Arberman                sophisticated
    Joshua and Renee Bialek         sophisticated
    Fred Sager                      accredited
    Cliff Berger                    accredited
    Morty Dugatz                    accredited
    Kerry  Kassover                 accredited
    Ron Kassover                    sophisticated
    George Chajes                   sophisticated
    Harvey  Jacobson                accredited
    Jeremy and Karen Blumenfeld     sophisticated
    Lisa  Appel                     sophisticated
    Lawrence  Frankel               sophisticated
    Debbie Galla                    sophisticated
    Bob Herbst                      sophisticated



                                                                  35

    Adam Hutt                 sophisticated
    Lisa Kahn                 sophisticated
    Burt Miller               sophisticated
    Joseph Popolow            accredited
    David Smith               sophisticated
    Ilan Weinberg             sophisticated
    Elain Calmon              sophisticated
    Herbert and June Appel    sophisticated
    Mark Defelice             sophisticated
    Thomas Caton              sophisticated

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number     Exhibit Name
*1.1  Subscription Agreement
*3.1  Articles of Incorporation
3.2  By-Laws
* 5.0  Opinion Regarding Legality
*10.1 Employment Agreement with Holli Arberman.
23.1 Consent of Expert
24.1 Consent of Counsel

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

   To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

   Toreflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

   Toinclude any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.


                                                                  36

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Lido Beach, State of New York, on January 25, 2000.

(Registrant)                  Hojo Holdings, Inc.

By (signature and title)            /s/ Holli Arberman
                                   president, treasurer, and director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)             /s/ Holli Arberman
(title)                     president,  chief executive officer,
                            secretary,  chairman of the board
(date)                        January 25, 2000

(signature)             /s/ Holli Arberman
(title)                       Chief Accounting Officer
(date)                        January 25, 2000




                                                                  37

As filed with the SEC on January 25, 2000          SEC Registration No.333-87111


                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549







                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933








                               Hojo Holdings, Inc.






(Consecutively numbered pages 48 through  of this Registration Statement)




                                                                  38

                                INDEX TO EXHIBITS



   SEC REFERENCE                    TITLE OF DOCUMENT LOCATION
      NUMBER


      1.1      Subscription Agreement         Previous Filing

      3.1      Articles of Incorporation      Previous Filing


      3.2      Bylaws


       5       Consent of HOGE, EVANS,        This Filing
               HOLMES, CARTER & LEDBETTER,    Page___
               PLLC


      10.1     Employment Agreement         Previous Filing
               for Holli   Arberman


      23       Consent of Kingery,                   This Filing
               Crouse & Hohl, P.A.                   Page










                                                                  39